As filed with the Securities and Exchange Commission on July 28, 2023

Registration No. 333-220802

Registration No. 333-201793

Registration No. 333-193061

Registration No. 333-186917

Registration No. 333-179827

Registration No. 333-173881

Registration No. 333-164982

Registration No. 333-147214

Registration No. 333-132294

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NEXTSOURCE MATERIALS INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
130 King Street West Exchange Tower Suite 1940 Toronto, Ontario Canada M5X 2A2 (604) 364-4911 (Address of Principal Executive Offices)

Stock Option Plan of NextSource Materials Inc.

Amended and Restated 2006 Stock Option Plan of Energizer Resources Inc.

Amended and Restated 2006 Stock Option Plan of Uranium Star Corp.

2006 Stock Option Plan of Yukon Resources Corp.

(Full title of the plan)

Craig Scherba

Chief Executive Officer

1005-145 Wellington Street West

Toronto, Ontario, Canada M5J 1H8

(416) 364-4911

(Name, address and telephone number, including area code, of agent for service)

With a copy to

Kimberley Anderson

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, WA 98104

(206) 903-8803

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory note

The registrant is filing this Post-Effective Amendment relating to the following Registration Statements on Form S-8 (the “Registration Statements”) of NextSource Materials Inc. (the “Company”) in order to deregister any and all securities originally registered by the Company, and which remain unsold as of the date hereof:

•	Registration Statement No. 333-132294, filed with the Securities and Exchange Commission (“SEC”) on March 9, 2006.

•	Registration Statement No. 333-147214, filed with the SEC on November 7, 2007.

•	Registration Statement No. 333-164982, filed with the SEC on February 19, 2010.

•	Registration Statement No. 333-173881, filed with the SEC on May 3, 2011.

•	Registration Statement No. 333-179827, filed with the SEC on March 1, 2012.

•	Registration Statement No. 333-186917, filed with the SEC on February 27, 2013.

•	Registration Statement No. 333-193061, filed with the SEC on December 23, 2013.

•	Registration Statement No. 333-201793, filed with the SEC on January 30, 2015.

•	Registration Statement No. 333-220802, filed with the SEC on October 4, 2017.

The Company hereby removes from registration, by means of this Amendment, any and all of the securities registered but unsold under the Registration Statements.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to Form S-8 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on July 28, 2023.

NEXTSOURCE MATERIALS INC.

By:	/s/ Marc Johnson
Name:	Marc Johnson
Title:	Chief Financial Officer
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Craig Scherba	President, Chief Executive Officer and Director	July 28, 2023
Craig Scherba

/s/ Sir Mick Davis	Chairman of the Board, Director	July 28, 2023
Sir Mick Davis

/s/ Ian Pearce	Director	July 28, 2023
Ian Pearce

/s/ Robin Borley	Chief Operating Officer and Director	July 28, 2023
Robin Borley

/s/ Brett Whalen	Director	July 28, 2023
Brett Whalen

/s/ Chris Kruba KC	Director	July 28, 2023
Chris Kruba KC

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this post-effective amendment to the registration statement, in the capacity of the duly authorized representative of NextSource Materials, Inc. in the United States, on July 28, 2023.

DL Services Inc.

By:	/s/ Mark J. Glancey
Mark J. Glancey
Vice President

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